[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
Exhibit 10.10
Commercial Supply Agreement
-By and Between-
Precision Pharma Services, Inc.
&
Javelin Pharmaceuticals, Inc.
For
Diclofenac Sodium (75mg/2mL) Injection
(Dyloject™ Injection)

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COMMERCIAL SUPPLY AGREEMENT
     This Commercial Supply Agreement (this “Agreement”) is entered into this 15th day of February, 2007, (the “Agreement Date”) by and between JAVELIN PHARMACEUTICALS, INC., (hereinafter referred to as “Javelin”) and PRECISION PHARMA SERVICES, INC., 155 Duryea Road, Melville, New York, 11747 USA (hereinafter referred to as “PPS”) (each individually a “Party” and collectively, the “Parties”).
WITNESSETH:
     WHEREAS, Javelin desires to engage PPS to manufacture, bulk sterile filter, aseptic fill, inspect, and supply the Javelin product known as Diclofenac™ in a 75mg/2mL injection; and
     WHEREAS, PPS possesses the facilities, know-how and skills to accomplish such manufacture, bulk sterile filtering, aseptic filling, inspecting, and supplying desired by Javelin on the terms and subject to the conditions set forth herein.
     NOW, THEREFORE, in consideration of the premises, mutual covenants, promises and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:
1. DEFINITIONS
1.1.	“Adverse Drug Experience” shall have the meaning given in 21 C.F.R. § 314.80(a).

1.2.	“Affiliate” shall mean with respect to either Party, any Person that directly or indirectly controls, is controlled by, or is under common control with, such Party. For purposes of this definition, “control” of another Person shall mean ownership, or direct or indirect control, of at least 50% of the voting stock or other ownership interest of the other Person, or direct or indirect possession of the power to direct or cause the direction of the management and policies of the other Person by any means whatsoever.

1.3.	“Annual Minimums” shall have the meaning set forth in Section 5.2.

1.4.	“Components” shall mean the direct materials purchased by Javelin or by PPS for the Processing of Product, including without limitation the following materials: (a) active drug product, excipients (b) 2mL glass vial, 13mm rubber stopper, 13mm flip top aluminum seal, and (c) such other materials as specified in Schedule 1.3.

1.5.	“Dispute” shall have the meaning set forth in Section 13.1.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
1.6.	“Equipment” shall mean the equipment specified in Schedule 1.3 that Javelin has purchased and delivered to PPS or that PPS has purchased and for which PPS has been reimbursed by Javelin.

1.7.	“Event of Force Majeure” shall have the meaning given in Section 15.2.

1.8.	“FDA” shall mean the United States Food and Drug Administration.

1.9.	“EMEA” shall mean the European Medicines Agency.

1.10.	“Firm Purchase Order” shall mean a purchase order submitted to PPS by Javelin and accepted by PPS in accordance with Section 5.4.

1.11.	“Good Manufacturing Practices” shall mean current good manufacturing practices that are applicable to the Product and the Processing thereof, as defined in 21 C.F.R. Parts 210 and 211, as amended from time to time, and regulations governed by the European Union (EU).

1.12.	“Invention” shall mean any invention, discovery, process, product or design, and any improvements to any of the foregoing, used, conceived, created, developed or reduced to practice as a result of, or arising from or during, the Processing of Product by PPS.

1.13.	“Batch Records” shall mean master production and control records for the Product, as defined in 21 C.F.R. § 211.186.

1.14.	“NDA” shall mean a New Drug Application or an Abbreviated New Drug Application as defined in 21 U.S.C. § 355.

1.15.	“MAA” shall mean a Marketing Authorization Application.

1.16.	“Monthly Maximum” shall have the meaning set forth in Section 5.3.

1.17.	“Person” shall mean an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, incorporated organization, governmental authority or any other form of entity.

1.18.	“Process” or “Processing”, as the context requires, shall mean the services provided by PPS hereunder, such as bulk drug formulation, sterile filtration, aseptic filling, inspecting and testing of the Product, in strict conformance with the Process Specifications.

1.19.	“Process Specifications” shall mean the critical process parameters for manufacturing Product as defined in the Batch Record.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
1.20.	“Product” shall mean Dylojet™ (or other Diclofenac Sodium injectable) manufactured by PPS on behalf of Javelin in conformance with the Process Specifications, Good Manufacturing Practices, and Standard Operating Procedures.

1.21.	1.18 “Product Specifications” shall mean the initial specifications set forth in Schedule 1.15.

1.22.	1.19 “Standard Operating Procedures” shall mean the standard operating procedures established by PPS generally, and for the Processing of the Product in compliance with Good Manufacturing Practices specifically.

1.23.	“Third Party Laboratory” shall have the meaning set forth in Section 3.5.

1.24.	“Effective Date” shall mean April 1, 2007.
2. TERM AND TERMINATION OF AGREEMENT
2.1.	Term. This Agreement shall commence on the Agreement Date and, unless terminated earlier pursuant to this Article 2, shall continue for twenty four (24) months (“Initial Term”) from the Effective Date. Thereafter, this Agreement shall be renewed automatically for successive periods of one (1) year each (each a “Renewal Term”), unless either Party gives written notice to the other Party of its intention not to renew this Agreement not less than two hundred and seventy (270) days prior to the end of the Initial Term or any Renewal Term. The Initial Term and any Renewal Terms are referred to collectively herein as the “Term”.

2.2.	Termination. This Agreement may be terminated as follows:
(a)	This Agreement may be terminated by either Party if the other Party is in material breach of any provision of this Agreement and such other Party has not cured such breach within ninety (90) days of receiving written notice thereof; provided, however, that PPS may terminate this Agreement upon written notice to Javelin in the event that Javelin fails to make any payment due hereunder within thirty (30) days of receiving written notice from PPS that such payment is past due.

(b)	This Agreement may be terminated by either Party upon sixty (60) days’ prior written notice to the other Party at any time during the Term if the other Party: (i) files in any court pursuant to any statute of any government a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of its assets; (ii) proposes a written agreement of composition for extension of its debts; (iii) is served with an involuntary petition against it, filed in any insolvency proceeding, and such

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petition is not dismissed within sixty (60) days after filing thereof; or (iv) makes an assignment for the benefit of its creditors.
(c)	This Agreement shall automatically terminate if the Product is permanently and completely withdrawn from all markets for serious adverse health or safety reasons.

(d)	PPS Obligations. If after twelve (12) months, or prior to the first manufacture of Product by PPS (whichever occurs first), PPS fails to meet its performance obligations with regards to the manufacture Product in accordance with cGMP then Javelin may elect to terminate the agreement.
2.3.	PPS’s Obligations Upon Expiration or Termination. Upon expiration or termination of this Agreement for any reason, unless otherwise provided in this Article 2, PPS shall cease and refrain from Processing the Product for Javelin and shall perform the actions set forth below, provided that such actions may be delayed to the extent necessary for PPS to fulfill any Firm Purchase Orders outstanding as of the date of such expiration or termination.
(a)	Return to Javelin at Javelin’s request and expense, all confidential and proprietary information or documents supplied by Javelin to PPS and all original technical data and technology provided by Javelin to PPS, and shall make no further use of such confidential or proprietary information except as permitted herein. Notwithstanding the foregoing, PPS may retain for archival purposes one copy of all such information; documents, data and technology.

(b)	Return to Javelin at Javelin’s expense, all inventory in PPS’s possession of the Product and Javelin Components (including, without limitation, all work-in-progress), excluding such amounts of Product and Javelin Components as are required by PPS in order to fulfill all Firm Purchase Orders outstanding as of the date of such expiration or termination.

(c)	Return to Javelin, at Javelin’s expense, all Equipment that is in PPS’s possession as of the date of such expiration or termination.

(d)	Reimburse Javelin for all expenses incurred by Javelin relating to the return to PPS of all confidential and proprietary information pursuant to Section 2.4(a).
2.4.	Javelin’s Obligations Upon Expiration or Termination. Upon expiration or termination of this Agreement for any reason, unless otherwise provided in this Article 2, Javelin shall:

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(a)	Return to PPS, at PPS’s request and expense, all confidential and proprietary information or documents supplied by PPS to Javelin and all original technical data and technology provided by PPS to Javelin and shall make no further use of such confidential or proprietary information except as permitted herein. Notwithstanding the foregoing, Javelin may retain for to the extent necessary for legal archival purposes only one copy of all such information, documents, data and technology.

(b)	Reimburse PPS for all expenses incurred by PPS relating to the return to Javelin of all confidential and proprietary information pursuant to Section 2.3(a), all Product and Javelin Components pursuant to Section 2.3(b) and all Equipment pursuant to Section 2.3(c).

(c)	Pay all outstanding invoices and other accrued payments owed by Javelin to PPS up to and including the date of such expiration or termination (“Outstanding Obligations”), and all amounts owed by Javelin pursuant to Section 2.3(c), unless any such invoice or other accrued payment is the subject of a good faith dispute between the parties.

(d)	If after the Initial Term, except in the case of termination by Javelin for PPS’s uncured material breach, pay to PPS, not as a penalty, an amount equal to (i) the Annual Minimums pursuant to Section 5.2 times (iii) the price per unit set forth in Schedule 6.1 less (iii) money actually paid during the period covered by the unfulfilled Annual Minimum(s)and any Outstanding Obligations.

(e)	Notwithstanding anything to the contrary set forth in this Agreement, in the event that PPS supplies Javelin with Product during the period between the giving of any notice of termination pursuant to this Article 2 and the effective date of such termination, Javelin shall pay for such Product on a COD basis. This paragraph 2.4(f) shall not apply if the Agreement herein is set to expire based upon non-renewal.

(f)	Javelin shall purchase within one hundred twenty (120) days after the expiration or termination of this Agreement PPS’s inventory of Product at the price per Product set forth on Schedule 6.1.
2.5.	No Effect. Expiration or termination of this Agreement shall not affect the following:
(a)	The obligation of Javelin to pay to PPS all outstanding invoices and other accrued payments owed to PPS by Javelin hereunder through the date of such expiration or termination, except to the extent that a good faith dispute over such invoices exists.

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(b)	The obligation of each Party otherwise to fulfill all obligations to the other Party hereunder that arose prior to the date of such expiration or termination.

(c)	Any obligation hereunder that expressly survives expiration or termination, including without limitation those set forth in Articles 10, 11, 12, 13 and 14.

(d)	The remedies of either Party otherwise available to it at law or in equity in relation to any rights accrued under this Agreement prior to such expiration or termination.
3. GENERAL OBLIGATIONS
3.1.	Javelin Responsibility. Upon release of Product to Javelin, Javelin is responsible for: (i) labeling and packaging of Product; (ii) release of the final Product for sale or distribution in accordance with all applicably; laws; (iii) any stability testing program relating to the Product; (iv) retaining and maintaining any samples of the Product at the PPS facility or elsewhere as may be specified by Javelin; and (v) obtaining the required Drug Listing for the Product and providing a copy of Drug Establishment Regulatory Form 2656 to PPS promptly after the Product is approved for marketing by the FDA and/or EMEA for European distribution.

3.2.	Product Registration. Javelin shall be solely responsible for obtaining, maintaining and monitoring the registration of the Product with the FDA and other applicable regulatory authorities. PPS shall use commercially reasonable efforts to provide to Javelin such documentation reasonably requested by Javelin relating to PPS’s Processing of Product to support Javelin’s submission to the FDA of an NDA and to the EMEA of an MAA for the Product. PPS shall provide such documentation in accordance with timelines agreed to by both Parties. PPS shall use commercially reasonable efforts to cooperate with the FDA or any other applicable regulatory authority in the event that such authority requires additional information from PPS relating to PPS’s Processing of Product. Javelin shall be solely responsible for all expenses associated with Product-specific validation work.

3.3.	Facility Permits. In the event that a regulatory authority imposes any requirements on PPS not in existence as of the Effective Date with respect to permits, licenses or certifications for any facility where PPS performs Processing, PPS shall bear such expenses necessary in order for PPS to comply generally with Good Manufacturing Practices, and Javelin shall bear such expenses that are incurred only as a result of PPS’s performance of Processing for Javelin.

3.4.	Client Components. At Javelin’s sole discretion, either Javelin will procure all necessary Javelin Components and shall send to PPS in amounts and on a schedule as PPS may direct and that are reasonably correlated to any outstanding purchase orders, or

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at Javelin’s direction PPS shall purchase such components and invoice Javelin for all costs, plus ten percent (10%) mark-up, incurred. If Javelin elects to have PPS procure Javelin Components, PPS shall utilize the same standard of care it uses when purchasing materials for itself and will utilize commercially reasonable efforts to obtain the best terms possible. In the event that Javelin elects or directs PPS to purchase quantities in excess of what PPS requires pursuant to outstanding purchase orders and desires PPS to store such components, then the Parties will negotiate reasonable terms to cover PPS’s cost of storage and other related expenses.
3.5.	Javelin Testing. PPS shall test and inspect each lot of Product for conformance with the Product Specifications applicable thereto prior to shipment of such Product to Javelin. After receipt thereof, Javelin shall test and inspect each lot for conformance with the Product Specifications, (including all product documentation), using test methods described in the Product Specifications. If within sixty (60) days after receipt of any lot of Product by Javelin, Javelin notifies PPS in writing that such lot does not conform to the Product Specifications and Process Specifications have been met, Javelin shall pay PPS the per vial price set forth in Schedule 6.1. If within sixty (60) days after receipt of any lot of Product by Javelin, Javelin notifies PPS in writing that such lot does not conform to the Product Specifications as a result of deviation from the Process Specifications and as determined by Javelin’s testing and inspection of such Product, PPS shall retain the per vial price set forth in Schedule 6.1 and manufacture a replacement batch at PPS’s expense within ninety (90) days after PPS’s confirmation that such Product is non-conforming. PPS shall have thirty (30) days to determine such confirmation or refer the matter to [***] (“Third Party Laboratory”). PPS reserves the right to have each lot of Product tested by the Third Party Laboratory if the Parties disagree as to whether the Product is non-conforming. If the Third Party Laboratory determines that the Product does meet Product Specifications, then the cost of such testing shall be borne by Javelin, otherwise costs to be borne by PPS. The determination of the Third Party Laboratory with respect to Product conformance shall be final and binding on both parties. In the event that Product does not conform to Product Specifications as a result of deviation from the Process Specifications, PPS shall deliver replacement Product to Javelin at PPS’s expense. Javelin shall, at PPS’s option, direction, and expense, either (a) return non-conforming Product to PPS or (b) destroy non-conforming Product in accordance with all applicable laws and regulations. Javelin shall be deemed to have accepted each lot of Product with respect to which it does not notify PPS in writing of any non-conformity within sixty (60) days after its receipt thereof. Upon agreement by PPS, or determination by Third Party Laboratory, that a Product is non-conforming, Javelin and PPS shall conduct a good faith investigation into the reasons for such non-conformance. PPS shall make commercially reasonable efforts to provide Javelin, and/or its designee(s), with access to the facility in which the Product was manufactured, all

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manufacturing equipment, and all relevant documentation and records, to determine whether there has been a deviation from the Process Specifications.
4. OWNERSHIP
4.1.	Ownership of Product. Except as otherwise provided herein, Javelin shall own all right, title and interest in and to the Product, including without limitation all patent, copyright, trademark, trade secret and other proprietary rights therein. Javelin hereby grants to PPS, and PPS hereby accepts, a non-exclusive, worldwide, royalty-free license to use or practice, as applicable, such patent, copyright, trademark, trade secret and other proprietary rights of Javelin as necessary to fulfill PPS’s obligations under this Agreement.

4.2.	Javelin’s Trademarks. PPS acknowledges and agrees that the trademarks, trade names, trade dress, labels, labeling and designs used or to be selected by Javelin for use in connection with the Product are the property of Javelin and that PPS shall have no rights in or to such trademarks, trade names, trade dress, labels, labeling or designs except as necessary to fulfill its obligations hereunder.

4.3.	Ownership of Inventions. PPS shall own all right, title and interest in and to inventions, including without limitation all patent, copyright, trademark, trade secret and other proprietary rights therein that arise as a result of ideas developed or work performed by PPS during this contract. Javelin shall own all right, title and interest in and to Inventions, including without limitation all patent, copyright, trademark, trade secret and other proprietary rights therein that arise as a result of work specifically requested by, or at the direction of, Javelin during this contract.

4.4.	PPS’s Trademarks. Javelin acknowledges and agrees that trademarks and trade names used by PPS are the property of PPS and that Javelin shall have no rights in or to such trademarks or trade names.
5. PURCHASE ORDERS AND DELIVERIES
5.1.	Forecast. Unless otherwise agreed to by the Parties, not less than six (6) calendar months prior to the initial shipment date for the first order of Product hereunder, Javelin shall submit to PPS a forecast of the batch quantities of Product that Javelin expects to order for delivery during the twelve (12) months following such initial shipment date. Thereafter, no later than thirty (30) days before the start of each subsequent calendar month, Javelin shall submit to PPS a twelve (12) month revised forecast estimating the quantity of Product that Javelin expects to order for delivery during the following twelve

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(12) month period. The twelve (12) month rolling forecasts provided for in this Section 5.1 of which the first six (6) months of any rolling forecast will be binding and purchase orders will be issued for each month of the binding forecast and the remaining six (6) months shall not be binding and will be used by PPS for planning purposes only.

5.2.	Minimum Quantities. During the first twenty four (24) months following the Effective Date, Javelin shall place firm orders for [***] (“Annual Minimums”) to be manufactured and delivered during such periods on a take or pay basis. In the event that Javelin does not order during any twelve month period the applicable Annual Minimum, then it shall be obligated to pay PPS within thirty (30) days the difference in amounts actually paid during that period and what would have been paid had the Annual Minimum commitment been met.

5.3.	Monthly Maximum. During the Term, after the date that the FDA or EMEA approves the NDA or the MAA for the Product, Javelin’s requirements for the Product that it orders from PPS shall be [***] units of Product per month (“Monthly Maximum”). In the event that Javelin anticipates the need for more than this maximum amount, PPS shall use commercially reasonable efforts to increase its capacity to meet such excess demand.

5.4.	Annual Minimum Product Manufacturing Capacity. PPS guarantees to Javelin that PPS will have capacity during each Product contract year to fill orders for the manufacture and delivery equal to the Annual Minimum quantity pursuant to Section 5.2. In the event Javelin anticipates that it will require Product in excess of the Annual Minimum Manufacturing Capacity during any Product contract year, it shall so notify PPS as it so determines.

5.5.	Receipt of Purchase Order. PPS’s obligation to Process and supply any specific quantity of Product shall be contingent upon the submission by Javelin and acceptance by PPS, of a written purchase order in accordance with the terms of this Article 5. Each purchase order submitted by Javelin shall set forth the quantity of Product to be purchased, the delivery and shipping instructions and delivery schedule thereof. Unless PPS’s prior written approval states otherwise, Javelin shall use commercially reasonable efforts to allocate its annual purchases evenly over each month and in no case shall any one month order exceed the Monthly Maximum.

5.6.	Purchase Order Acceptance. Purchase orders placed with PPS by Javelin may be accepted by PPS for each month of production and will be reviewed by PPS within fourteen (14) days after PPS’s receipt. PPS shall make commercially reasonable efforts to supply Javelin with Product as requested in a purchase order. Each purchase order shall become a firm order and binding on PPS only upon acceptance by PPS of such purchase order in accordance with the terms of this Section 5.4 (each such accepted purchase order

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a “Firm Purchase Order”). If PPS does not reject a purchase order within the fourteen (14) day period after receipt, the order shall be considered to be accepted. PPS will be deemed to have satisfied each Firm Purchase Order if the quantity of Product supplied is not more than 110% and not less than 90% of the quantity ordered by Javelin. In the event of any conflict between the terms and conditions of this Agreement and the terms and conditions of any Firm Purchase Order, the terms and conditions of this Agreement shall control.

5.7.	Lead Time. Each Firm Purchase Order shall require a shipment date for the first shipment of Product there under not less than one hundred and eighty (180) days from the date of such Firm Purchase Order. Delivery dates set forth in Firm Purchase Orders will be deemed to be estimated dates only.

5.8.	Delivery. Javelin shall arrange for delivery of Product to Javelin from PPS’s Melville plant in accordance with the instructions in the relevant Firm Purchase Order. Each Firm Purchase Order shall designate one single delivery location within the continental United States. At Javelin’s request, PPS shall include on packaging slips for the Product the Firm Purchase Order number or other identifying number specified by Javelin. All deliveries shall be EXW (PPS’s Melville plant) (Incoterms 2000). Javelin shall be solely responsible for all shipping costs, including without limitation all freight, insurance charges, taxes, import and export duties, inspection fees and other charges applicable to the sale and transport of Product supplied by PPS hereunder. Javelin shall comply with all export laws, restrictions and regulations of any U.S. or foreign agency or authority, and shall not export or re-export the Product, or any materials or technology derived from the Product, in violation of any such laws, restrictions, or regulations, or without all necessary approvals. Without limiting the generality of the foregoing, Javelin shall not export or re-export the Product, or any materials or technology derived from the Product, to any proscribed country, party or entity listed in the applicable laws, regulations and rules of the U.S. government unless properly authorized.

5.9.	Changes to Firm Purchase Orders. Except as otherwise expressly provided in this Agreement, there shall be no modification or cancellation of any Firm Purchase Order except by mutual written agreement of the Parties; provided, however, that in the event that PPS accepts a purchase order from Javelin for an aggregate amount of Product to be shipped in any month that exceeds by one (1) batch or one-hundred percent (100%) or more the amount specified in the most recent forecast covering such month provided pursuant to Section 5.1, there shall be a commercially reasonable extension of the time periods for delivery of such Product by PPS, if requested by PPS.

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6. PURCHASE PRICE AND PAYMENT TERMS
6.1.	Purchase Price. In consideration of the Processing to be performed by PPS hereunder, Javelin shall pay to PPS the price per Product as set forth on Schedule 6.1, subject to escalation as provided in Section 6.2. Javelin shall pay such price for all Product delivered hereunder (e.g., for samples of Product as well as for Product destined for commercial sale).

6.2.	Price Escalator Formula. The Product prices set forth on Schedule 6.1 hereto shall be adjusted at the start of the first Renewal Term following the Effective Date, and on each subsequent January 1st thereafter during a Renewal Term to reflect the percentage increase in the inflation rate for the [***] period ending on December 31st, as measured by the Consumer Price Index (CPI for Pharmaceutical Products) issued by the Bureau of Labor Statistics, U.S. Department of Labor.

6.3.	Product Specification or Process Specification Changes. In the event that the Parties agree to modify the Product Specifications or Process Specifications, PPS shall advise Javelin as to any proposed price adjustments that would result from such modification. The Parties shall negotiate in good faith to reach agreement on the adjusted price for PPS’s supply of the Product based on such modified Product Specifications or Process Specifications, giving due consideration to the effect of such modification, on PPS’s costs in performing Processing. Notwithstanding anything to the contrary set forth in this Agreement, PPS shall have no obligation to supply Products based on modified Product Specifications or Process Specifications if the Parties do not agree on a mutually acceptable price adjustment.

6.4.	Invoices. PPS shall send all invoices to a single address specified in writing by the Javelin. All invoices to Javelin shall be stated and payable in United States dollars and shall indicate the quantity of Product shipped to Javelin pursuant to Firm Purchase Orders during the period stated on such invoice, and the price for the Product covered by such invoice.

6.5.	Remittance. Javelin shall pay all amounts stated in each invoice to PPS within thirty (30) days of the date of such invoice, without any offset or deduction of any nature whatsoever. In the event that Javelin fails to pay all or any part of any invoice on the due date thereof, and PPS elects not to terminate Agreement pursuant to Section 2.2 (a), Javelin shall pay interest on the unpaid amount at an annual rate equal to 1.5% above the lowest prime rate as published in The Wall Street Journal on or nearest to such due date, which interest will accrue from such due date through the date such unpaid amount is paid in full.

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6.6.	Taxes. Javelin shall be solely responsible for paying all taxes, levies, duties or fees of any kind, nature or description whatsoever (except for taxes based on PPS’s net income or gross receipts) applicable to the Processing or transportation of Product hereunder.

6.7.	Supplemental Costs. Costs for supplemental services, as requested by Javelin and to the extent reasonably available from PPS, to be paid by Javelin are shown in Schedule 6.7. These services may include, documentation, validation, Quality/Compliance, Engineering and Analytical services. PPS shall invoice Javelin monthly for such services, and payment shall be due net thirty (30) days after the date of invoice and otherwise as set forth in Section 6.5.
7. COVENANTS, WARRANTIES AND REPRESENTATIONS
7.1.	PPS Covenants and Warranties.
(a)	GMPs and SOPs. PPS covenants and warrants that the Product purchased by Javelin hereunder shall be Processed in all material respects in accordance with Good Manufacturing Practices, Standard Operating Procedures, and the terms and conditions of this Agreement.

(b)	Adulteration and Misbranding. PPS covenants and warrants that as of the time that Products are made available to Javelin, such Products will not be adulterated or misbranded, and will not be articles that could not, under the provisions of the Federal Food, Drug and Cosmetic Act, be introduced into interstate commerce, or under the provisions of the European Union be introduced into commerce in the EU. For purposes of this Section 7.1(b), “adulterated” shall have the meaning given in 21 U.S.C. § 351, and “misbranded” shall have the meaning given in 21 U.S.C. § 352. The covenant and warranty set forth in this Section 7.1(b) shall not apply if such adulteration, misbranding, or inability to be introduced into interstate commerce results from the use of Javelin Components.

(c)	Deviations from Product Specifications. PPS warrants that there will be no deviations from the Product Specifications as a result of PPS’s negligence.
7.2.	Javelin Pharmaceuticals Inc. Covenants and Warranties.
(a)	Client Components. If PPS procures Components, PPS shall test and release all Components used in the manufacture of Javelin’s product in accordance with Good Manufacturing Practices. In the event that Javelin supplies and tests components, Javelin covenants and warrants that any Components supplied to

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
PPS by Javelin shall be manufactured in accordance with Good Manufacturing Practices and the terms and conditions of this Agreement.

(b)	Use of Products. Javelin covenants and warrants that it shall hold, store, handle, ship, deliver, distribute and sell the Products in accordance with Good Manufacturing Practices and all other applicable laws.

(c)	No Claims. Javelin covenants and warrants that there are no adverse actions, suits or claims pending or threatened against it or any of its Affiliates with respect to the Product.
7.3.	Mutual Representations and Warranties. In addition to the other representations and warranties set forth in this Article 7, each Party represents and warrants to the other Party that:
(a)	Authorization. The execution, delivery and performance of this Agreement by such Party have been duly authorized by all necessary action on the part of such Party; and

(b)	Enforceability. This Agreement, when executed and delivered by such Party in accordance with the provisions hereof, will be a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors’ rights generally and by limitations on the availability of specific performance and other equitable remedies against such Party; and

(c)	No Conflicts. Such Party’s execution, delivery and performance of this Agreement shall not constitute a violation, breach or default under any contract, instrument, obligation or agreement to which it is a party or by which it is bound and will not conflict with or violate any applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over it or its assets or property.
7.4.	NO OTHER WARRANTIES. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 7, PPS MAKES NO WARRANTY OF ANY KIND WHATSOEVER, EXPRESS OR IMPLIED, AND ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION THE WARRANTY OF FITNESS FOR A PARTICULAR USE OR PURPOSE AND THE WARRANTY OF MERCHANTABILITY, ARE HEREBY DISCLAIMED BY PPS.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
8. QUALITY ASSURANCE, QUALITY CONTROL AND INSPECTIONS
8.1.	Batch Records. PPS shall include with each batch of Product delivered to Javelin a complete copy of the applicable executed Batch Records including all testing results, associated processing charts, printouts and certificates of analysis (which shall have been reviewed and approved by PPS’s internal quality assurance department) relating to PPS’s Processing of such Product. Javelin shall review and approve such Batch Records within sixty (60) calendar days.
8.2.	Deviations. PPS shall document in writing any deviation from Standard Operating Procedures or the Product Specifications by means of a deviation report, which report shall be attached to the Batch Records to which the report applies. PPS shall maintain a validation program consistent with Good Manufacturing Practices. All investigations, OOSs, CAPAs, and environmental excursions that may have an impact on any batch of Product or its components must be included with the batch documentation, and must be provided in accordance with the terms of the Quality Agreement.
8.3.	Quality Control. PPS shall perform such quality assurance testing as it deems necessary to maintain a quality control program consistent with Good Manufacturing Practices.
8.4.	Loss of Product. Subject to PPS’s Limitation of Liability, any loss of Product or Javelin Components during Processing that exceeds allowed production losses (as defined in the Standard Operating Procedures and Batch Records) and that is not attributable to contingencies beyond PPS’s reasonable control shall be for the account of and charged to PPS at a cost, in respect of each batch of Product or Javelin Components, of [***], whichever is less. For Product loss attributable to PPS not resulting from activities performed in the normal course of Processing of Product, PPS shall be liable for [***] subject to PPS’s annual limitation of liability.
8.5.	Audits. Up to one time per month Javelin may choose to observe, or have its designee observe, the manufacturing, inspection, testing or other related processing of a batch of Javelin’s Product upon two (2) weeks communicated notice. Additional visits as required shall be accepted by PPS for documentation and testing issues that affect any batch towards its release. One time per year during each calendar year of the Term, Javelin shall have the right, at its sole expense, upon not less than four (4) weeks’ prior written notice to PPS, to inspect or audit, or have its designee inspect or audit, with its QP present, during normal business hours those sections of PPS’s facilities used directly in, and documents relating directly to PPS’s Processing of Product for Javelin (including all applicable PPS SOP’s), for the purpose of monitoring PPS’s compliance with the previsions of this Agreement. Notwithstanding the foregoing, PPS reserves the right to deny Javelin access to any facility where there is a risk to health or safety or to the

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security or quality of Products being Processed hereunder or any other products being processed by PPS, provided that PPS shall provide access to such facility as soon as practical.

8.6.	Governmental Inspection. In the event any relevant regulatory authority notifies PPS of its intention to inspect PPS’s facilities specifically in connection with anything associated with the manufacturing, testing, processing or otherwise, that may affect the Javelin Product, PPS shall notify Javelin of such inspection immediately and shall supply Javelin with copies of all relevant correspondence relating to such inspection. Javelin may send representatives to such PPS facilities to participate in any such inspection at Javelin’s expense. In the event PPS receives any communication from any relevant regulatory authority in connection with PPS’s Processing of Product for Javelin hereunder that requires a response or action by PPS, including, but not limited to, an FDA Form 483 (Inspectional Observations) or a Warning Letter, PPS shall notify Javelin immediately, Javelin shall cooperate fully with PPS in connection with PPS’s preparation of such response, and promptly shall provide PPS with all data or other information required by PPS in preparing such response.
9. ADVERSE DRUG EXPERIENCES AND PRODUCT COMPLAINT REPORTS
9.1.	Adverse Drug Experiences. Javelin shall be responsible for reporting to the FDA and/or the MHRA, as required by applicable law, all Adverse Drug Experiences associated with the Product. Within the period of time prescribed by applicable law after PPS becomes aware of an Adverse Drug Experience, PPS shall notify Javelin of such Adverse Drug Experience.
9.2.	Complaints. If Javelin receives any complaint associated with PPS’s Processing of Product or PPS’s use of any Javelin Component, including without limitation a complaint from the FDA’s MedWatch service, Javelin shall immediately notify PPS of such complaint by telephone, and PPS shall provide a preliminary response in writing to Javelin regarding the complaint within twenty four (24) hours after receiving the notification by Javelin, Javelin shall have sole responsibility for responding to complaints associated with the Product or Javelin Components, whether such complaints are received by Javelin or by PPS. Javelin shall provide a written response on each complaint to each complainant, and shall provide simultaneously a copy of such response to PPS.
9.3.	Complaint Files. Javelin and PPS, as applicable, shall maintain complaint files in accordance with Good Manufacturing Practices.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
10. CONFIDENTIALITY
10.1.	Confidentiality Obligation. During the Term and for a period of five (5) years following the expiration or termination hereof, each Party (the “Recipient”) shall maintain in confidence all information and materials disclosed by the other Party (the “Disclosing Party”) and marked as confidential or which the Recipient knows are or contain trade secrets or other proprietary information of the Disclosing Party including, without limitation, information relating to the Processing of Product or the business plans of the Disclosing Party and information provided by the Disclosing Party to the Recipient prior to the Effective Date (collectively, “Confidential Information”). The Recipient shall not use the Disclosing Party’s Confidential Information for any purpose except as permitted by this Agreement, or disclose the same to anyone other than those of its Affiliates, directors, officers, employees, agents, subcontractors, consultants or counsel as are necessary in connection with such Party’s activities as provided in this Agreement or whose duties require access to such Confidential Information. The Recipient shall obtain a written agreement from any directors, officers, employees, agents, subcontractors, consultants and counsel prior to disclosure of the Disclosing Party’s Confidential Information (unless such party is otherwise under a duty of confidentiality to Recipient), to hold in confidence and not make use of such Confidential Information for any purposes other than those permitted by this Agreement.
10.2.	Exceptions to Confidentiality Obligations. The obligation of confidentiality contained in this Agreement shall not apply to the extent that the Recipient can demonstrate that (i) the disclosed information was at the time of such disclosure to the Recipient already in the public domain other than as a result of actions or inactions of the Recipient, its Affiliates or their respective, directors, officers, employees, agents, subcontractors, consultants or counsel in violation hereof, (ii) the disclosed information subsequently enters the public domain other than as a result of actions or inactions of the Recipient, its Affiliates or their respective, directors, officers, employees, agents, subcontractors, consultants or counsel in violation hereof, (iii) the disclosed information was rightfully known by the Recipient or its Affiliates (as shown by its written records) prior to the date of disclosure to the Recipient, (iv) the disclosed information was lawfully received by the Recipient or its Affiliates on an unrestricted basis from a source unrelated to any Party to this Agreement and not known by the Recipient to be under a duty of confidentiality to the Disclosing Party, or (v) disclosure is required by a government regulatory agency as part of such agency’s product license approval process, or is otherwise required by law, order or regulation of a governmental agency or a court of competent jurisdiction, provided, however, the Recipient shall not make any such disclosure without first notifying the Disclosing Party and allowing the Disclosing Party a reasonable opportunity to seek injunctive relief from (or a protective order with respect to) the obligation to make such disclosure.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
11. INDEMNIFICATION
11.1.	PPS’s Indemnification. Subject to the PPS’s limitation of liability, PPS shall indemnify, defend and hold Javelin and its Affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assigns harmless from and against any and all liability, loss, damages and expenses (including without limitation court costs and reasonable attorneys’ fees) suffered as the result of claims, demands, costs or judgments made or brought against Javelin to the extent such claims arise out of or are caused by PPS’s negligence or misconduct in the Processing of Product.
11.2.	Javelin’s Indemnification. Javelin shall indemnify, defend and hold PPS and its Affiliates, and their respective shareholders, directors, officers, employees, agents, successors and assigns harmless from and against any and all liability, loss, damages and expenses (including without limitation court costs and reasonable attorneys’ fees) suffered as the result of claims, demands, costs or judgments made or brought against PPS arising out of or caused by (i) PPS’s Processing of the Product in accordance with Product Specifications, including without limitation any claim that PPS’s Processing of the Product infringes or misappropriates a third party’s patent, copyright, trade secret, trademark or other proprietary right, (ii) any negligent act or omission of Javelin in connection with its performance under this Agreement, (iii) the use of any Product supplied hereunder or of any Javelin Component in humans, or (iv) the shipment, storage, or any other use of the Product after delivery thereof to Javelin’s designated carrier, except in each case to the extent such claims, demands, costs or judgments are caused by the misconduct or negligence of PPS or any of its Affiliates, or their respective agents or employees.
11.3.	Indemnification Procedure. The indemnifying Party shall have the right to control any litigation and settlement discussions within the scope of the indemnities provided for in this Article 11; provided, however, that the indemnifying Party shall not, without obtaining the prior written consent of the indemnified Party, settle any litigation if such settlement would impose an admission, obligation or liability on the indemnified Party. The indemnified Party shall have the right to select and retain counsel, at the indemnified Party’s own expense, to represent such Party in any litigation and settlement discussions. The indemnities set forth in this Article 11 shall be inapplicable if the indemnifying Party is not notified promptly of the claim for indemnification and is prejudiced by the delay in notice. All indemnified Parties shall cooperate to the extent necessary in the defense of any claim within the scope of the indemnities provided for in this Article 11. An indemnifying Party’s assumption of the defense or disposition of any matter hereunder may be undertaken without prejudice to its right to assert that it is not obligated to indemnify the indemnified Party pursuant to the terms hereof.

[*CONFIDENTIAL TREATMENT HAS BEEN REQUESTED AS TO CERTAIN PORTIONS OF THIS DOCUMENT. EACH SUCH PORTION, WHICH HAS BEEN OMITTED HEREIN AND REPLACED WITH AN ASTERISK [***], HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.]
11.4.	LIABILITY LIMITATION. PPS’S TOTAL AGGREGATE LIABILITY TO JAVELIN UNDER THIS AGREEMENT SHALL NOT EXCEED [***] PER YEAR DURING EACH YEAR OF THE TERM. IN NO EVENT SHALL PPS BE LIABLE FOR LOSS OF PROFITS, LOSS OF GOODWILL OR ANY PUNITIVE, EXEMPLARY, SPECIAL, CONSEQUENTIAL, INCIDENTAL OR INDIRECT DAMAGES OF ANY KIND, WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, AND REGARDLESS OF WHETHER PPS HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.
11.5.	Survival. The obligations of this Article 11 shall survive the expiration or termination of this Agreement.
12. INSURANCE
12.1.	(a) During the Term, and for a period of one year after the expiration of the final batch of Product made under this Agreement, PPS shall obtain and maintain the following insurance:
i	Commercial General Liability insurance, with limits (including umbrella coverages) of not less than [***] per occurrence for bodily injury and property damage liability and [***] in the aggregate. In addition, such insurance shall include contractual liability and completed operations. Javelin shall be named as an additional insured under this insurance, but only as respects PPS’s obligations under this Agreement.

ii	Product Liability insurance with limits of not less than [***] per occurance for bodily injury and property damage and [***] in the aggregate. Javelin shall be names as an additional insured under this insurance, but only as respects PPS’s obligations under this Agreement.

iii	Worker’s Compensation insurance as required under applicable state law, and employer’s liability insurance with a limit of not less than [***].

iv	Any insurance required under applicable US law.
(b)	With respect to all insurance coverages under Section 12.1(a), and all insurance carriers shall have a Best’s rating of A:XII or higher. All insurance policies shall be occurrence form, except for Products Liability insurance, which is under a claims made form. Notwithstanding the one-year period specified in Section

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12.1(a), PPS shall carry Products Liability insurance for a minimum of five years after the termination or expiration of this Agreement.

(c)	PPS shall furnish Javelin with certificates of insurance evidencing the above requirements as soon as practicable after the Effective Date and each anniversary of the Effective Date during the Term, and all policies will include provisions for at least thirty (30) days’ written notice of any material change or cancellation.
12.2.	(a) During the Term, for a period of one year after the expiration of the final batch of Product made under this Agreement, Javelin shall obtain and maintain the following insurance:
i	Commercial General Liability insurance, with limits (including umbrella coverages) of not less than [***] combined single limit per occurrence for bodily injury and property damage liability and [***] in the aggregate. In addition, such insurance shall include contractual liability and completed operations. PPS and Talecris Biotherapeutics Holdings Corp. shall be named as an additional insured under this insurance, but only as respects Javelin’s obligations under this Agreement.

ii	Product Liability insurance with limits of not less than [***] per occurance for bodily injury and property damage and [***] in the aggregate. PPS and Talecris Biotherapeutics Holdings Corp shall be named as additional insured under this insurance but only as respects Javelin’s obligations under this Agreement.

iii	Worker’s Compensation insurance as required under applicable state law, and employer’s liability insurance with a limit of not less than [***].

iv	Any insurance required under applicable US law.
(b)	With respect to all insurance coverages under Section 12.2(a), all insurance shall be primary or with a self-insured retention approved by Talecris Risk Management in advance, and all insurance carriers shall have a Best’s rating of A:XII or higher. All insurance policies shall be occurrence form, except for Products Liability insurance, which is under a claims made form. Notwithstanding the one-year period specified in Section 12.2(a), Javelin shall carry Products Liability insurance for a minimum of five years after the termination or expiration of this Agreement.

(c)	Javelin shall furnish PPS with certificates of insurance evidencing the above requirements as soon as practicable after the Effective Date and each anniversary

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of the Effective Date during the Term, and all policies will include provisions for at least thirty (30) days’ written notice of any material change or cancellation.
13. DISPUTE RESOLUTION
13.1.	Amicable Resolution. Prior to either Party filing any court action in connection with any dispute, controversy or disagreement (each, a “Dispute”) arising between the Parties in connection with this Agreement, the Parties shall attempt to resolve such Dispute amicably in accordance with the terms of this Article 13. As requested by either Party upon the occurrence of a Dispute, designated representatives of the Parties shall meet and attempt to resolve such Dispute. If the Dispute is not resolved by the mutual agreement of such designated representatives within fifteen (15) days after their first meeting to attempt to resolve the Dispute, then the Dispute shall be referred to the respective senior management of the Parties. If such senior managers have not resolved such Dispute within thirty (30) days after the date that such Dispute was referred to them, then the Parties shall in good faith consider binding arbitration after which they shall be free to pursue all remedies available to them at law or in equity.
13.2.	Arbitration. If referred to arbitration pursuant to paragraph 13.1 above, the arbitration shall be administered by the American Arbitration Association before three (3) arbitrators in accordance with its Commercial Arbitration Rules. Judgment on the award, if any, rendered by the arbitrator may be entered in any court having appropriate jurisdiction. The Arbitration shall be binding and shall take place in New York City at the offices of the American Arbitration Association or at such other location as mutually agreed by the parties.
13.3.	Provisional Remedies. Nothing in this Article 13 is intended or shall be deemed to prevent either Party from seeking injunctive relief (or any other provisional remedy) from any court having jurisdiction over the Parties and the subject matter of the dispute as necessary to protect such Party’s name, confidential or proprietary information, trade secrets, or any other proprietary rights. Nothing in this Article 13 is intended or shall be deemed to modify the provisions of paragraph 3.5 (Javelin Testing) and the provisions of that paragraph 3.5 shall apply solely in all disputes falling thereunder.
14. RECALL
14.1.	Costs and Expenses. Javelin shall immediately notify PPS in writing of any field correction, injunction, stop sale order, governmental action or directive, or recall regarding the Product. Javelin shall be solely responsible for implementing and carrying out any such field correction, injunction, stop sale order, governmental action or

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directive, or recall, and for complying with all applicable laws relating thereto. Any and all costs and expenses resulting there from, including without limitation reasonable fees of any experts or attorneys that may be used by either Party, shall be the responsibility of Javelin; provided, however, that to the extent that such costs and expenses result at least substantially from PPS’s breach of this Agreement, gross negligence or willful misconduct, subject to PPS’s limitation of liability, PPS shall reimburse Javelin for the costs and expenses proportionately attributable to such breach by PPS, including the costs of any Product affected thereby and including the costs of any Javelin Components affected thereby.

14.2.	Survival. The obligations of this Article 14 shall survive the expiration or termination of this Agreement.
15. NOTICES AND MISCELLANEOUS TERMS
15.1.	Notices. In any case where any notice or other communication is required or permitted to be given under this Agreement, such notice or communication shall be in writing and shall be deemed to have been duty given and delivered (a) if delivered in person, on the date of such delivery, (b) if sent by confirmed facsimile transmission (with answer back received), on the date of such facsimile transmission, or (c) if sent by overnight express or registered or certified mail (with return receipt requested), on the date of receipt of such mail, and shall be sent to the following address (or such other address as such Party may designate from time to time in writing):
If to Javelin:
Javelin Pharmaceuticals, Inc.
1979 Marcus Avenue
Lake Success, NY 11042
Attention: Michael Moshman
                  VP, Clinical & Commercial Manufacturing
Facsimile:  212.554.4554

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With a required copy to:
David Bernstein
General Counsel
Javelin Pharmaceuticals, Inc.
125 Cambridge Park Drive
Cambridge, MA 02140
Facsimile: 617.349.4505
If to PPS:
Precision Pharma Services, Inc.
155 Duryea Road
Melville, New York, 11747
Attention: Frank Sauers
                 Sr. Director, Operations
Facsimile: 631.752.7354
With a required copy to:
Randall A. Jones
VP and Deputy General Counsel
Talecris Biotherapeutics
79 TW Alexander Drive, Bldg. 4101
Research Triangle Park, North Carolina 27709
15.2.	Force Majeure. Neither Party shall be deemed to be in breach of any of its obligations under this Agreement or otherwise liable for any delay or failure to perform hereunder if such delay or failure is due directly or indirectly, in whole or in part to a strike, lock-out, work stoppage, boycott, or other labor disturbance, riot, insurrection, revolution, flood, fire, earthquake or other natural disaster, casualty, accident, explosion, equipment or machinery breakdown, sabotage, act or threat of war (whether declared or not), act or threat of terrorism, fuel or power shortages, blockade, embargo, delay of carrier, inability to obtain materials from sources of supply, change in law or regulation, injunction, proclamation, order, requisition, mobilization, restraint, direction or other act or order of government (whether or not now threatened), including without limitation an act or order of the U.S. government under the Defense Production Act, 50 U.S.C. § 2061 et seq., or any other cause beyond the reasonable control of such Party (each such cause an “Event of Force Majeure”).

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15.3.	Waiver. The failure of either Party to enforce at any time for any period any provision of or any right deriving from this Agreement shall not be construed to be a waiver of such provision or right or the right of such Party thereafter to enforce such provision or right.
15.4.	Headings. The headings contained in this Agreement do not form a substantive part of this Agreement and shall not be construed to limit or otherwise modify its provisions.
15.5.	Independent Contractors. The Parties are and shall remain at all times independent contractors, and no agency, employment, or joint venture relationship exists between them or between either Party and the employees of the other Party. Neither Party shall have, or shall represent that it has, any power, right or authority to bind the other Party to any obligation or liability, or to assume or create any obligation or liability on behalf of the other Party.
15.6.	Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns.
15.7.	No Third Party Beneficiaries. The representations, warranties, covenants and agreements set forth in this Agreement are for the sole benefit of the Parties and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended or shall be deemed to confer upon any other person or entity any legal or equitable rights, benefits or remedies.
15.8.	Enforceability. Should any part or provision of this Agreement be determined to be unenforceable or in conflict with the laws of any jurisdiction, the validity or enforceability of the remaining provisions shall not be affected by such determination, and the rights and obligations of the Parties shall be construed and enforced as if the Agreement did not contain the particular provision held to be unenforceable.
15.9.	Entire Agreement. The terms and conditions herein contained together with the terms and conditions of the documents attached as schedules hereto constitute the entire agreement between the Parties relating to the subject matter of this Agreement and supersede all previous oral and written agreements and other communications between the Parties with respect to such subject matter, including without limitation any development agreements between the Parties. No modifications of this Agreement shall be binding upon either Party unless approved in writing by an authorized representative of each of the Parties. This paragraph 15.9 notwithstanding, the Quality Agreement shall be considered to be in full force and effect during the Term of this Agreement, and any Renewal Term, and thereafter as may be appropriate.

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15.10.	Schedules and Exhibits. The schedules and exhibits attached to this Agreement and the principles and conditions incorporated in such shall be deemed integral parts of this Agreement and all references in this Agreement to this Agreement shall encompass such schedules and exhibits and the principles and conditions incorporated therein. In the event of a conflict between the terms and conditions set forth in Articles 1 through 15 of this Agreement and the terms and conditions set forth in any schedule or exhibit to this Agreement, the terms and conditions of Articles 1 through 15 shall control.
15.11.	Counterparts. This Agreement may be executed by the Parties in counterparts, each of which when so executed and delivered shall be considered to be an original, but all of which shall together constitute but one and the same instrument.
15.12.	Press Releases. The Parties agree to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby and, except as may be required by applicable law or any listing agreement with any national securities exchange or self-regulatory organization, neither Party shall issue any such press release or make any such public statement without the prior written approval of the other Party.
15.13.	Choice of Law. This Agreement shall be construed and enforced according to the laws of the State of New York, without regard to its choice of law rules or principles.
15.14.	Quality. All matters dealing with the quality of Product shall be addressed in the quality agreement attached hereto as Exhibit A (“Quality Agreement”). In the event that any terms or conditions of the Quality Agreement are inconsistent with this Agreement, the terms and conditions of this Agreement shall govern.
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     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their respective duly authorized representatives as of the Effective Date.

Javelin Pharmaceuticals, Inc.		Precision Pharma Services, Inc.

By:	/s/ Daniel B. Carr, M.D.	By:	/s/ James A. Moose
Name:	Daniel B. Carr, M.D.	Name:	James A. Moose
Title:	CEO & CMO	Title:	Vice President

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SCHEDULE 1.15
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SCHEDULE 1.3
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SCHEDULE 6.1
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SCHEDULE 6.7
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